Exhibit 10.6

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of April 18, 2012, by and between Kat Gold Holdings Corp., a Nevada corporation having its principal office at 1149 Topsail Road, Mount Pearl, Newfoundland AIN 5G2 Canada (hereinafter referred to as the “Company”), and Matthew Sullivan, with an address at 202-15388 24th Avenue, Surrey, BC V4A 2J2 (hereinafter referred to as “Executive”).

W I T N E S S E T H

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, pursuant to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.

EMPLOYMENT.  The Company hereby employs Executive, and Executive hereby agrees to be employed by the Company, subject to the terms and conditions hereinafter set forth.

2.

TERM.  The initial term of this Agreement shall begin on the date hereof (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof.  Thereafter, the term of this Agreement may be extended for such additional period or periods as shall be mutually agreed to in writing by Executive and the Company.

3.

DUTIES.  Executive shall perform such duties and functions as Assistant Vice President of the Ekom Eya Mine Division as are determined from time to time by the Board of Directors of the Company. In the performance of his duties, Executive shall comply with the policies of and be subject to the reasonable direction of the Board of Directors of the Company.

Executive agrees to devote such time as is necessary to execute his duties hereunder on behalf of the business of the Company and of any of its subsidiaries by which he may be employed; and Executive shall not, directly or indirectly, alone or as a member of any partnership, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical to or contrary to the best interests of the Company.

4.

COMPENSATION.

(a)

As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay or cause to be paid to Executive, and Executive agrees to accept an annual salary of One Hundred Forty-Four Thousand US Dollars (US$144,000) payable in bi-weekly installments.

(b)

Executive shall receive as a bonus 5,000,000 shares of the Company’s common stock (subject to adjustment for stock dividends and stock splits) which shall be issued upon the Company’s receipt of at least One Million Dollars ($1,000,000) in revenues from the production of the Ekom Eya mine in Ghana.

(c)

Executive shall be entitled to receive a bonus of Fifty Thousand Dollars ($50,000) for each One Million Dollars ($1,000,000) in net profits that the Company receives from the production of the Ekom Eya mine in Ghana.

(d)

The Company may also pay Executive such other additional compensation as may from time to time be determined by the Company.

5.

EMPLOYEE BENEFITS.  During the period Executive is employed hereunder, Executive shall be permitted to participate in all group health, life, hospitalization and disability insurance programs, pension plans, stock option plans and similar benefits that are now or may become available to employees of the Company.  During the period Executive is employed hereunder, Executive shall be entitled to vacations in accordance with the vacation policy of the Company.

6.

REIMBURSEMENT OF EXPENSES.  During the period Executive is employed hereunder, the Company shall reimburse Executive for reasonable and necessary out-of-pocket expenses advanced or expended by Executive or incurred by him for or on behalf of the Company in connection with his duties hereunder in accordance with its customary policies and practices.

7.

TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

(a)

Executive’s employment hereunder may be terminated at any time upon written notice by the Company, upon the occurrence of any of the following events:

(i)

the death of Executive;

(ii)

the disability of Executive (as defined in paragraph (b)); or

(iii)

 the determination that there is cause (as hereinafter defined) for such termination upon ten (10) days' prior written notice to Executive.

(b)

For purposes hereof, the term “disability” shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

(c)

For purposes hereof, “cause” shall mean and be limited to (i) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Executive's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred; or (iii) Executive's continuing, repeated, willful failure or refusal to perform his duties required by this Agreement, provided that Executive shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Executive an opportunity, as soon as practicable, to correct the acts or omissions complained of.  Whether or not “cause” shall exist in each case shall be determined by the Board of Directors of the Company in its sole discretion.

(d)

The Company shall have the right to terminate Executive's employment hereunder at any time without cause.

(e)

Executive shall have the right to terminate Executive's employment hereunder at any time without cause or with good reason (as hereinafter defined).

(f)

For purposes hereof, “good reason” shall mean, in the absence of the consent of Executive, a reasonable determination by Executive that any of the following has occurred:

(i)

the assignment to Executive of any duties inconsistent in any material respect with Executive’s position (including title and reporting requirements, authority, duties or responsibilities as contemplated by Section 3 of this Agreement), or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by Executive;

(ii)

following a “Change of Control” (as hereinafter defined) or in the sixty (60) day period immediately preceding a Change in Control (provided that the Company had prior knowledge during the period of the Change of Control), the Company (a) reduces Executive’s base salary, in one or a series of reductions, in excess of twenty (20%) percent from Executive’s average base salary for the two (2)  year period immediately preceding the Change in Control or (b) requires Executive to relocate from the Company’s current principal office;  or

(iii)

any failure by the Company to comply with any of the provisions of this Agreement applicable to the Company, provided the Company has been given written notice of such failure, neglect or refusal, and has not cured such within ten (10) days thereafter, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after written notice thereof from Executive.

(g)

For the purposes hereof, a “Change of Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

(i)

during any two (2) year period the following persons shall cease for any reason to constitute at least a majority of the Board of Directors: (i) directors of the Company in office at the beginning of such period and (ii) any new director whose election by the Board of Directors, or whose nomination for election, was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the two (2) year period;

(ii)

the consummation of (A) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or otherwise does not have control over the combined entity or pursuant to which the Company’s common stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of common stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the common stock immediately before;

(iii)

any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(iv)

the Company’s shareholders or Board of Directors approve the liquidation or dissolution of the Company.

(h)

In the event that Executive's employment is terminated for any reason, Executive or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by Executive under Sections 4 through 6 hereof, to the extent not previously paid (the sum of the amounts described in this subsection shall be hereinafter referred to as the “Accrued Obligations”); provided, however, that if Executive’s employment is terminated (1) by the Company without cause or by Executive with good reason, then in addition to paying the Accrued Obligations, (x) the Company shall continue to pay Executive his then-current base salary and continue to provide benefits to Executive at least equal to those which he had at the time of termination for a period of six (6) months after termination and (y) Executive shall have the right to exercise any vested options until the earlier of the expiration of the severance or the expiration of the term of the option, or (2) by reason of death or disability, then in addition to paying the Accrued Obligations, Executive shall have the right to exercise any vested options until the expiration of the term of the option. If Executive commences employment with another employer and is eligible to receive medical or other welfare benefits under another employer-provider plan, the medical and other welfare benefits to be provided by the Company as described herein shall terminate.

8.  REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of his duties hereunder.

9.  NON-COMPETITION.

(a)

Executive agrees that if his employment is terminated for any reason or if he leaves the employ of the Company for any reason, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is competitive with the business activities of the Company or its subsidiaries or affiliates (“Competitive Business”), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being or had been conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers or prospective customers of the Company for the purpose of inducing them to purchase or lease a product or service which may compete with any product or service of the Company; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company.

(b)

If any portion of the restrictions set forth in paragraph (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

(c)

Executive declares that the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company.  In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of either said territorial or time limitation to such area or period which said court shall have deemed reasonable.

(d)

The existence of any claim or cause of action by Executive against the Company or any subsidiary other than under this Agreement shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

10.

NON-DISCLOSURE OF CONFIDENTIAL INFORMATION; INVENTIONS.

(a)

The Executive shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him during the course of or as an incident to his employment hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing.  Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information.

(b)

All information and documents relating to the Company and its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof.  Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

(c)

Any inventions, discoveries, concepts or ideas, or expressions thereof, whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, which are conceived or developed by Executive while employed with the Company which relate to or result from the actual or anticipated business, work, research or investigation of the Company shall be the sole and exclusive property of the Company.  Executive will do all things reasonably requested by the Company to assign to and vest in the Company the entire right, title and interest to any such inventions, discoveries, concepts, ideas or expressions thereof.

11.

RIGHT TO INJUNCTION.  Executive recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages.  In the event of a breach of this Agreement by Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies.  Executive agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Executive to perform his agreements, representations and warranties herein contained.  The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

12.

AMENDMENT OR ALTERATION.  No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

13.

GOVERNING LAW.  This Agreement shall be governed in all respects by the laws of the province of Newfoundland, Canada.  Executive hereby irrevocably consents to the jurisdiction of any court located in Newfoundland, Canada over any action or proceeding arising out of any dispute between Executive and the Company, and Executive further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to Executive at the address set forth above.

14.

SEVERABILITY.  The holding of any provision of this Agreement to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.

NOTICES.  Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or sent by certified mail to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

16.

WAIVER OR BREACH.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

17.

ENTIRE AGREEMENT AND BINDING EFFECT.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns.

18.

ASSIGNMENT.  This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

19.

SURVIVAL.  The termination of Executive's employment hereunder shall not affect the enforceability of Sections 10 and 11 hereof.

20.

FURTHER ASSURANCES.  The parties agree to execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

21.

HEADINGS.  The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

22.

COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:

KAT GOLD HOLDINGS CORP.

By: /s/ Kenneth Stead

Name: Kenneth Stead

Title: Chief Executive Officer and President

EXECUTIVE:

/s/ Matthew Sullivan

MATTHEW SULLIVAN